Net Power Reports Third Quarter 2025 Results
and Provides Business Update

DURHAM, N.C.--(BUSINESS WIRE)—November 13, 2025--Net Power Inc. (NYSE: NPWR) (“Net Power” or the “Company”) today announced its financial and operational results for the third quarter ended September 30, 2025, and outlined an updated strategy that continues to focus on delivering low-carbon intensity power solutions fueled by natural gas.

In response to unprecedented near-term demand for firm power solutions with viable pathways to decarbonize, the Company has expanded its business strategy to prioritize the development of clean power projects utilizing gas turbines with post-combustion carbon capture (PCC). At the same time, Net Power continues to support the long-term development and deployment of its oxy-combustion technology.

Danny Rice, Chief Executive Officer of Net Power, stated, “The market is beginning to embrace reality: the only responsible way to meet unprecedented electricity demand growth is with natural gas power, and the only safe and proven way to do so while reducing emissions is with carbon capture. Net Power’s mission is to transform natural gas into the lowest cost form of clean firm power. The work we’ve done to date indicates our oxy-combustion technology is lower cost and quicker to deploy than new nuclear power—however, speed is key in this market. Expanding our offerings to include PCC unlocks a significant market opportunity directly in front of us.”

Key Business Updates:

Building Strong PCC Offering and Advancing First Projects

•Signed letter of intent with Entropy Inc.: Net Power signed a letter of intent with Entropy Inc. (“Entropy”), a global leader in proven carbon capture technology, to exclusively deploy Entropy’s PCC technology for power generation in the United States and to jointly develop projects. Entropy’s proprietary solvent is energy efficient and proven to reduce CO2 emissions from natural gas power plants. This strategic partnership is subject to continued diligence and approval of definitive agreements, which the Company and Entropy endeavor to complete in the coming months.

•Permian Basin clean firm power hub: Net Power is progressing its first clean firm power hub at its Project Permian site in West Texas. The project is being sized to accommodate up to 1GW of clean firm power generation capacity utilizing Net Power’s suite of power technologies. Phase I of the project will utilize readily available gas turbines paired with Entropy’s proven PCC technology; to that end, Net Power has secured 60MW of gas turbines with 2028 delivery. Net

Power is finalizing definitive documents for Occidental to purchase 30MW of the power and 100% of the captured CO2. Final investment decision (FID) for Phase I is expected in the first half of 2026 with targeted commercial operations in 2028, which would make it the first commercial clean gas power project in the United States.

•Northern MISO clean firm power hub: Net Power also continues to advance its clean firm power hub in northern MISO, where the Company has site control and a 300MW interconnect request through the DPP-2023 interconnection queue process. Net Power’s sequestration partner continues to advance its Class VI permit applications and both the interconnect and sequestration facilities are expected to be completed by 2028/2029. Net Power is designing Phase I of the project to utilize gas turbines paired with Entropy PCC, targeting FID in 2027 with commercial operations as soon as 2029. Net Power is in active discussions with strategic offtakers for the power.

Realigning Technology Prioritization and Approach

•Advanced testing at La Porte test facility: Net Power continued to advance oxy-combustion equipment testing with Baker Hughes at its La Porte Demonstration Facility. During the quarter, the facility achieved its highest ever recorded pressures and temperatures, underscoring continued progress in technology maturation. The Company intends to complete Phase I testing, which it expects to occur this year, and will reassess future testing phases by year-end.

•Non-cash impairment of other intangible assets: During the quarter, the Company completed a market analysis of its oxy-combustion technology, identifying slower than anticipated acceptance and deployment relative to previous expectations. The value engineering efforts on Project Permian identified significant cost reductions and performance improvements, but not to a level that is economically competitive in the current market. These events resulted in an impairment of the carrying value of the technology and associated assets on the Company’s balance sheet.

Setting Clear Path Ahead

•Optimizing capital allocation to deliver clean firm power: The Company views its oxy-combustion technology as a viable, long-term solution for low-carbon intensity power generation. The Company will prudently invest capital to maintain its leadership position in oxy-combustion technology, including engineering efforts and testing at its demonstration facility, but may opportunistically invest a greater portion of its available capital in near-term power projects with Entropy.

•Strong financial position: Ended the quarter with approximately $424 million in cash, cash equivalents, and investments.

Danny Rice, continued, “Over the last several years, we’ve assembled a world-class power team and established attractive sites for clean firm power hubs, and our new partnership with Entropy enables us to accelerate development of these sites—as well as potentially originate new ones—to meet the market’s demand for clean firm power now.”

“We are excited to leverage Net Power’s power expertise and strategic assets to accelerate the deployment of our proven PCC technology and, most importantly, accelerate the deployment of clean gas power projects in the U.S.,” said Sanjay Bishnoi, Chief Executive Officer of Entropy. “Together we are ready to run ahead and meet this moment of unprecedented demand.”

Conference Call

Net Power will host a conference call to share second quarter 2025 results and related matters beginning at 8:30 AM ET on Friday, November 14. To access the live audio webcast of the conference call, please visit Net Power’s investor relations website at ir.netpower.com. To participate by phone, dial 877-407-8014 (domestic) or +1 201-689-8053 (international).

An archived webcast will be available following the call.

About Net Power

Net Power (NYSE: NPWR) is an energy technology company dedicated to transforming natural gas into the lowest cost form of clean firm power. Net Power was founded in 2010 and has offices in Durham, North Carolina (HQ) and Houston, Texas.

Cautionary Note Regarding Forward-Looking Statements and Projections

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements. Forward-looking statements may relate to the development of Net Power’s projects, the anticipated demand for Net Power’s projects and the markets in which Net Power operates, the timing of the deployment of plant deliveries, and Net Power’s business strategies, capital requirements, potential growth opportunities and expectations for future performance (financial or otherwise). Forward-looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Net Power has no control. These factors, risks and uncertainties include, but are not limited to, the capital-intensive nature of Net Power’s business model, which will likely require Net Power to raise additional capital in the future; Net Power’s ability to adequately control or accurately predict the costs associated with its projects; barriers that Net Power may face in its attempts to deploy projects; risks related to Net Power’s strategic decision to broaden the scope of its business; the complexity of the machinery Net Power relies on for its operations and development; potential changes and/or delays in site selection and construction that result from regulatory, logistical, and financing challenges; the ability of Net Power to integrate other energy technologies in its projects; Net Power’s ability to establish and maintain supply relationships; Net Power’s reliance on the licensing of third party technology for its projects; risks related to strategic investors and partners; Net Power’s ability to successfully commercialize its operations; the availability and cost of technological components and raw materials for its projects; the impact of potential delays in discovering manufacturing and construction issues; the ability of Net Power’s commercial plants to efficiently provide net power output; governmental regulations or actions; legal proceedings; and other risks and uncertainties described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Net Power’s Annual Report on Form 10-K for the year ended December 31, 2024, its subsequent quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Net Power assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Net Power does not give any assurance that it will achieve its expectations.

Investor Relations Contact:

investors@netpower.com

Media Contact:

media@netpower.com